DRYDEN MUNICIPAL BOND FUND
                      Three Gateway Center
                       100 Mulberry Street
                    Newark, New Jersey 07102



                                                    June 27, 2008





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


     Re:  Dryden Municipal Bond Fund (the "Fund")
          File No.:  811-4930


Ladies and Gentlemen:

     Please find enclosed the Annual Report on Form N-SAR for the Fund for fiscal year-ended ended April 30, 2008. The form was filed electronically via the EDGAR System.


                                   Very truly yours,



                                    /s/ Jonathan D. Shain
                                   Jonathan D. Shain
                                   Assistant Secretary


     This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 13th day of June
2008.




                   DRYDEN MUNICIPAL BOND FUND



Witness:    /s/ Amy E. Cicenia                By:    /s/ Jonathan
D. Shain
            Amy E. Cicenia                   Jonathan D. Shain
                                   Assistant Secretary